Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Xperi Corporation

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XPERI CORPORATION

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 14, 2018

for the

Annual Meeting of Stockholders

To Be Held on April 27, 2018

To the Stockholders of

XPERI CORPORATION:

Purpose of Supplement

Xperi Corporation (the “Company”) is furnishing this supplement to its proxy statement in connection with the Company’s Annual Meeting of Stockholders to be held on April 27, 2018, to provide additional information concerning Proposal 2 of the Company’s definitive proxy statement dated March 14, 2018, filed with the Securities and Exchange Commission (the “Proxy Statement”).

In Proposal 2 of the Proxy Statement, the Company is seeking stockholder approval of its Seventh Amended and Restated 2003 Equity Incentive Plan (the “Restated Plan”) to, among other things, provide for a share reserve of 23,542,997 shares, representing an increase of 4,350,000 shares over the share reserve under the existing Sixth Amended and Restated 2003 Equity Incentive Plan (the “Existing Plan”). As described in greater detail below, the Company is supplementing the information included in Proposal 2 of the Proxy Statement to reduce the requested share reserve under the Restated Plan from 23,542,997 shares to 23,092,997 shares, which represents an increase of 3,900,000 shares over the existing share reserve under the Existing Plan.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is first being distributed to stockholders on or about April 18, 2018.

Only stockholders of record as of the close of business on March 5, 2018, are entitled to receive notice of and to vote at the Annual Meeting.

If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already returned your proxy card or voted over the Internet or by telephone and wish to change your vote, you may do so by following the instructions below under “Additional Information - Voting; Proxies; Changing a Prior Vote.” You may vote on the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast will remain valid and will be voted at the Annual Meeting unless changed or revoked.

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting to Be Held on April 27, 2018:

The Proxy Statement and this Supplement, as well as the 2017 Annual Report to Stockholders and the means to vote by Internet, are available at

www.proxyvote.com

Supplement to Proposal 2 of Proxy Statement

Additional Information regarding Proposal 2

The following information supplements the Company’s request under Proposal 2 to approve the Restated Plan.

Subject to stockholder approval, in March 2018, our Board of Directors approved the Restated Plan to, among other things, provide for a share reserve of 23,542,997 shares, representing an increase of 4,350,000 shares over the existing share reserve under the Existing Plan. The Proxy Statement discusses the proposed Restated Plan and provides a copy of the Restated Plan.

After making the Proxy Statement available to stockholders, the proposal to approve the Restated Plan received an unfavorable recommendation from a proxy advisory firm. On April 17, 2018, after consideration of the unfavorable recommendation, the Company announced that its Compensation Committee has approved an amendment to the Restated Plan (the “Amendment”) to (1) reduce the proposed share reserve increase over the share reserve under the Existing Plan from 4,350,000 shares to 3,900,000 shares, which will result in a total of 23,092,997 shares being reserved for issuance under the Restated Plan, and (2) reduce the number of shares that can be issued upon the exercise of incentive stock options under the Restated Plan to 23,092,997 shares, but with no other changes to the Restated Plan as described in the Proxy Statement. The proposed 3,900,000 share increase over the share reserve under the Existing Plan will reduce the potential dilutive impact of the Restated Plan on stockholders as compared to the originally proposed 4,350,000 share increase.

The foregoing is a summary description of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Supplement Appendix A, the full text of the Restated Plan, a copy of which is attached as Appendix A to the Proxy Statement, and the conformed copy of the Restated Plan, as amended by the Amendment, a copy of which is attached hereto as Supplement Appendix B. A copy of this supplement to the Proxy Statement has been filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on April 18, 2018.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans, outstanding awards we assumed in connection with our acquisition of DTS on December 1, 2016 (“Assumed Awards”), and the shares remaining available for issuance under the Existing Plan, the 2003 Employee Stock Purchase Plan (the “Existing ESPP”) and the International Employee Stock Purchase Plan (the “IESPP”), each at February 15, 2018, and the proposed increase in shares authorized for issuance under the Restated Plan, as amended by the Amendment. The outstanding awards reflected in the table below (which include awards outstanding under the Existing Plan and the Assumed Awards) are the only equity awards we had outstanding as of February 15, 2018 (other than purchase rights under the Existing ESPP or the IESPP). For further information about the Assumed Awards, see the section titled “Equity Compensation Plan Information” in the Proxy Statement. For more information about our Existing ESPP and the shares remaining available for issuance thereunder, see Proposal 3 in the Proxy Statement. The table below restates and replaces the table included in Proposal 2 in the Proxy Statement under the heading “Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation” to reflect the Amendment and to describe the outstanding Assumed Awards as of February 15, 2018.

	Number of Shares(1)		As a % of Shares Outstanding(2)	Dollar Value(3)
Sixth Amended and Restated 2003 Equity Incentive Plan
Options outstanding	792,428		1.6%	$16,918,338
Weighted average exercise price of outstanding options	$21.01	(5)
Weighted average remaining term of outstanding options	3.06 years	(5)
Restricted stock units outstanding (4)	2,148,018		4.4%	$45,860,184
Shares remaining available for grant under the 2003 Equity Incentive Plan	781,833		1.6%	$16,692,124

Assumed Awards
Options outstanding	350,082		0.7%	$7,474,251
Weighted average exercise price of outstanding options that are Assumed Awards	$30.07	(5)
Weighted average remaining term of outstanding options that are Assumed Awards	4.40 years	(5)
Restricted stock units outstanding that are Assumed Awards(4)	296,644		0.6%	$6,333,349

Existing ESPP
Shares remaining available for grant under the Existing ESPP	120,430		0.2%	$2,571,181

IESPP
Shares remaining available for grant under the IESPP	144,218		0.3%	$3,079,054

Restated Plan (as amended by the Amendment)
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under the Existing Plan)	3,900,000		7.9%	$83,265,000

(1)	For purposes of calculating the shares that remain available for grants, each stock option or SAR is treated as using one available share for each share of our common stock actually subject to the grant and each “full value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such “full value award.”
(2)	Based on 49,295,293 shares of our common stock outstanding as of February 15, 2018.
(3)	Based on the closing price of our common stock on February 15, 2018, of $21.35 per share.
(4)	Performance awards are included at “target” levels. Performance awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance. If performance awards were included at “maximum” levels, the number of restricted stock units outstanding as of February 15, 2018 under the Existing Plan was 2,604,962. None of the restricted stock units that are Assumed Awards are performance awards.
(5)	The weighted average exercise price of all options outstanding as of February 15, 2018 (including options outstanding under the Existing Plan and Assumed Awards) was $23.78 per share and the weighted average remaining term of all options outstanding as of February 15, 2018 (including options outstanding under the Existing Plan and Assumed Awards) was 3.45 years.

In determining whether to approve the Restated Plan, as amended by the Amendment, including whether to increase the share reserve under the Restated Plan over the share reserve under the Existing Plan, our Board of Directors considered the following:

•	The shares to be initially reserved for issuance under the Restated Plan, as amended by the Amendment, represents an increase of 3,900,000 shares from the aggregate number of shares reserved for issuance under the Existing Plan.

•	In determining the size of the share reserve under the Restated Plan, as amended by the Amendment, over the existing share reserve under the Existing Plan, our Board of Directors considered the number of equity awards granted by our company during the past three calendar years. In calendar years 2015, 2016 and 2017, equity awards representing a total of approximately 0.6 million shares, 0.7 million shares, and 2.0 million shares, respectively, were granted under the Existing Plan, for an annual equity burn rate of 1.2%,1.4% and 4.1%, respectively. This level of equity awards represents a 3-year average burn rate of 2.3% of common shares outstanding. If each equity award is counted as a “full-value” award and multiplied by the “full-value award multiplier” of 1.5 under the Existing Plan, consistent with the methodology employed by certain proxy advisory firms, the “adjusted” equity burn rate was 1.8%, 2.1% and 6.1% for calendar years 2015, 2016 and 2017, respectively. This level of equity awards represents a 3-year average burn rate of 3.3% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the number of shares outstanding at the end of the year.

•	We expect the proposed aggregate share reserve under the Restated Plan, as amended by the Amendment, to provide us with enough shares for awards for approximately three years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan, as amended by the Amendment, could last for a shorter or longer time.

•	In fiscal years 2015, 2016 and 2017, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 12.7%, 14.0%, and 10.2%, respectively. If the Restated Plan, as amended by the Amendment, is approved, we expect our overhang at the end of 2018 will be approximately 14.8% (excluding the 0.2 million shares that were available for issuance under the Existing ESPP as of December 31, 2017, 0.1 million shares that were available for issuance under our IESPP as of December 31, 2017, assuming no terminations or forfeitures of shares and giving effect to shares intended to vest pursuant to their terms in 2018, and including the Assumed Awards). If the shares available for issuance under the Existing ESPP and IESPP are included, we expect our overhang at the end of 2018 will be approximately 15.3% (excluding the proposed increase to the ESPP as described in Proposal 3 of the Proxy Statement, and including the Assumed Awards).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan, as amended by the Amendment, is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan, as amended by the Amendment.

Board Recommendation and Vote Required

As our Board of Directors continues to believe that the number of shares currently available for issuance under the Existing Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional shares under the Restated Plan, as amended by the Amendment, sought in Proposal 2 will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Restated Plan, as amended by the Amendment, the Board recommends a vote in favor of Proposal 2.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the proposed Restated Plan, as amended by the Amendment. The Board of Directors continues to recommend that you vote “FOR” the approval of Proposal 2, as amended by this proxy supplement.

Additional Information – Voting; Proxies; Changing a Prior Vote

Voting; Proxies

If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.

Changing a Prior Vote

Any stockholder who previously returned a proxy card or voted over the Internet or by telephone may change their vote by submitting a duly executed proxy card bearing a later date or voting by Internet or by telephone. Due to the shortness of time until the Annual Meeting, and to ensure that changed votes will be timely received and tabulated, we recommend that stockholders wishing to change their vote utilize the Internet or telephonic voting instructions previously sent to them by the Company or their broker to submit their new vote.

WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY, EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PREVIOUSLY SENT TO YOU.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On March 14, 2018, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on our website at http://ir.xperi.com or by writing to the Company’s Secretary at the address of our principal executive offices at 3025 Orchard Parkway, San Jose, California 95134.

SUPPLEMENT APPENDIX A – FIRST AMENDMENT TO THE XPERI CORPORATION SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

FIRST AMENDMENT TO THE

XPERI CORPORATION

SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

Pursuant to Section 16(a) of the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan (the “Plan”), the Plan is hereby amended (this “Amendment”) as follows:

Section 3(a) of the Plan shall be amended in its entirety to read as follows:

“(a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 23,092,997 shares; provided, however, that each Share issued under the Plan pursuant to a Full-Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 23,092,997.”

This Amendment to the Plan was adopted by Xperi Corporation on April 17, 2018, subject to stockholder approval, and will become effective upon the Effective Date (as defined in the Plan).

XPERI - Supplement to Proxy Statement	A-1

SUPPLEMENT APPENDIX B—CONFORMED COPY OF THE SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

CONFORMED COPY OF THE

XPERI CORPORATION

SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

1.            Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, Stock Payments and Stock Appreciation Rights may also be granted under the Plan.

2.            Definitions. As used herein, the following definitions shall apply:

(a)            “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)            “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)            “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Restricted Stock Unit award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.

(d)            “Award Agreement” shall mean a written or electronic agreement between the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(e)            “Board” means the Board of Directors of the Company.

(f)             “Change of Control” shall mean and include each of the following:

(i)            A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)            Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted

XPERI - Supplement to Proxy Statement	B-1

into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)            After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(ii)(B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

(g)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(h)            “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i)             “Common Stock” means the Common Stock of the Company.

(j)             “Company” means Xperi Corporation, a Delaware corporation.

(k)            “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(l)             “Director” means a member of the Board of Directors of the Company.

(m)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n)            “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.

(o)            “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(p)            “Employee” means any person, including executive officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive

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Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q)            “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section shall include any successor section.

(s)            “Fair Market Value” means, as of any given date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the administrator deems reliable; or

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(t)            “Full-Value Award” means any Award under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award.

(u)            “Holder” means the holder of an outstanding Award granted under or issued pursuant to the Plan.

(v)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)            “Non-Employee Director” means a Director who is not an Employee of the Company.

(x)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y)            “Option” means a stock option granted pursuant to the Plan.

(z)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

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(aa)         “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 10(b) of the Plan.

(bb)         “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(i)            The Performance Criteria that will be used to establish Performance Goals may relate to any business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof, including, without limitation, the following: (A) revenue or billings, (B) sales, (C) cash flow, (D) earnings per share of Common Stock (including earnings before any one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges or (6) non-cash equity-based compensation expense), (E) return on equity, (F) total stockholder return, (G) return on invested capital, (H) return on assets or net assets, (I) income or net income or pre-tax income, (J) operating income or net operating income, (K) operating profit or net operating profit, (L) operating margin, (M) cost reductions or savings or expense management, (N) appreciation in the Fair Market Value of a share of Common Stock, (O) research and development expenses (including research and development expenses as a percentage of sales or revenues), (P) working capital, (Q) market share, (R) completion of acquisitions and partnerships, (S) implementation of new technology by customers or partners, (T) completion of settlements and/or licensing arrangements, (U) new product or technology development milestones, (V) comparisons with various stock market indices, (W) capital raised in financing transactions or other financing milestones, or (X) financial ratios. The Administrator shall define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(ii)            The Administrator may, in its sole discretion, provide that one or more adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include, but are not limited to, one or more of the following: (A) items related to a change in accounting principles, (B) items relating to financing activities, (C) expenses for restructuring or productivity initiatives, (D) non-cash charges, including those relating to share-based awards, (E) other non-operating items, (F) items related to acquisitions or other strategic transactions, (G) items attributable to the business operations of any entity acquired by us during the Performance Period, (H) items related to the disposal of a business of segment of a business, (I) items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles (“GAAP”), (J) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, (K) any other items of significant income or expense which are determined to be appropriate adjustments, (L) items relating to unusual or extraordinary corporate transactions, events or developments, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company’s core, on-going business activities, or (O) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.

(cc)         “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, other operational unit or an individual.

(dd)         “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(ee)         “Plan” means this Seventh Amended and Restated 2003 Equity Incentive Plan.

(ff)           “Restricted Stock” means shares of Common Stock awarded under Section 8 below.

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(gg)         “Restricted Stock Unit” shall mean a contractual right awarded under Section 9 to receive in the future a Share or the cash value of a Share.

(hh)         “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(ii)            “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)            “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(kk)          “Service Provider” means an Employee, Director or Consultant.

(ll)             “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 below.

(mm)        “Stock Appreciation Right” shall mean a stock appreciation right granted under Section 11 of the Plan.

(nn)          “Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Section 10(d) of the Plan.

(oo)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan.

(a)            Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 23,092,997 shares; provided, however, that each Share issued under the Plan pursuant to a Full-Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 23,092,997.

(b)            If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or Stock Appreciation Rights. Any Shares forfeited by the Holder or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

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4.            Administration of the Plan.

(a)            Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Non-Employee Directors each of whom is a “non-employee director” within the meaning of Rule 16b-3, and such Committee shall be otherwise comprised to comply with all Applicable Laws. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors. Should any Awards made under the Plan prior to November 2, 2017 be intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal (“162(m) Awards”), then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

(b)            Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each such Award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and

(vii)         to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c)            Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

(d)            Provisions Applicable to Section 162(m) Participants. Notwithstanding any other provision of the Plan or any Award, each 162(m) Award (and each Award which was otherwise not subject to the deduction limitation of Section 162(m) of the Code) shall be subject to any additional limitations as the Committee determines necessary for such 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal (or to be so exempt) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 (the “TCJA”), and to the extent any of the provisions of the Plan or any Award (or

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any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify or other Awards to be so exempt, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.            Eligibility.

(a)            General Eligibility. Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Each Non-Employee Director of the Company shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 12.

(b)            No Right to Continuing Service. Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)            Award Limit. No Service Provider shall be granted, in any calendar year, Awards to purchase more than 1,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. For purposes of this Section 5(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in this Section 5(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In addition, the maximum amount that may be paid in cash during any calendar year with respect to any Award initially payable in cash shall be $1,500,000. The maximum aggregate grant date fair value of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director in any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000. The limits on Awards set forth in this Section 5(c) are referred to herein collectively as the “Award Limits”).

6.            Term of Plan. This Seventh Amended and Restated 2003 Equity Incentive Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”) and shall continue in effect until terminated under Section 16 of the Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under this Plan after March 12, 2028.

7.            Terms of Options.

(a)            Limitations on Incentive Stock Options. Each Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)            Term of Option. The term of each Option shall be stated in the applicable Award Agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c)            Option Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per Share shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(d)            Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder. Subject to Section 27, any Option granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws, (C) upon the exercise of all or a portion of an unvested Option pursuant to Section 7(f), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and (D) full payment for the Shares with respect to which the Option is exercised, including payment of any applicable withholding tax. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)            Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s death or Disability, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii)            Disability of Optionee. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

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(iv)            Death of Optionee. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           Regulatory Extension. A Holder’s Award Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(b) or (ii) the expiration of a period of thirty (30) days after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(f)            Early Exercisability. The Administrator may provide in the terms of a Holder’s Award Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any repurchase, forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(g)            Options in Lieu of Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

8.            Restricted Stock Awards.

(a)            Rights to Purchase. Restricted Stock may be issued to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer; provided, however, that the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. Restricted Stock may also be awarded in consideration for past services actually rendered to the Company for its benefit. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b)            Repurchase Option; Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall be forfeited to the Company, without consideration, upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right or forfeiture provisions shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement; provided, however, that, subject to Section 27, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

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(c)            Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)            Rights as a Stockholder. Subject to the last sentence of this Section 8(d), once Restricted Stock is issued, the Holder shall have rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 14 of the Plan. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

9.            Restricted Stock Unit Awards.

(a)            Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

(b)            Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

(c)            Vesting of Restricted Stock Units. Subject to Section 27, at the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

(d)            Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (i) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

(e)            Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is a Service Provider; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.

10.          Performance Awards, Dividend Equivalents, and Stock Payments.

(a)            Eligibility. One or more Performance Awards, Dividend Equivalents and/or Stock Payments may be granted to any Service Provider whom the Administrator determines should receive such an Award.

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(b)            Performance Awards.

(i)            Any Service Provider selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Goals or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Service Provider.

(ii)            Without limiting Section 10(b)(i), the Administrator may grant Performance Awards to any Service Provider in the form of a cash bonus payable upon the attainment of Performance Goals which are established by the Administrator and relate to one or more of the Performance Criteria over a Performance Period determined by the Administrator.

(c)            Dividend Equivalents.

(i)            Any Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Administrator. Subject to Section 27, such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(ii)           Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

(iii)          Notwithstanding any other provision of the Plan to the contrary, dividends and Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(d)            Stock Payments. Any Service Provider selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

(e)            Term. The term of a Performance Award, Dividend Equivalent and/or Stock Payment, if any, shall be set by the Administrator in its discretion.

(f)             Purchase Price. The Administrator may establish the purchase price, if any, of a Performance Award or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law.

(g)            Exercise Upon Termination of Relationship as a Service Provider. A Performance Award, Dividend Equivalent and/or Stock Payment is exercisable or payable only while the Holder is a Service Provider, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent and/or Stock Payment may be exercised or paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.

(h)            Form of Payment. Payment of the amount determined under Section 10(b) or 9(c) above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Section 10 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 17.

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11.          Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b)            Term; Exercise Price. A Stock Appreciation Right shall have a term set by the Administrator; provided, that the term of a Stock Appreciation Right shall be no more than ten (10) years. Subject to Section 27, a Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, that the per share exercise price of a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right is exercisable only while the Holder is a Service Provider; provided that the Administrator may determine that the Stock Appreciation Right may be exercised subsequent to termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.

(c)            Entitlement Upon Exercise. A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(d)            Payment and Limitations on Exercise.

(i)        Payment of the amounts determined under Section 9(c) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 17.

(ii)       Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

12.          Automatic Awards to Non-Employee Directors.

(a)            During the term of the Plan, each Non-Employee Director who is serving on the Board as of the date of each annual meeting of stockholders and who will continue to serve as a Non-Employee Director following the date of such annual meeting (including, for the avoidance of doubt, a Non-Employee Director initially elected or appointed to the Board on the date of such annual meeting) automatically shall be granted a combination of Options and/or Restricted Stock Units on the date of such annual meeting (an “Annual Award”). Each Annual Award shall consist of (i) an Option to purchase such number of shares of Common Stock as is determined by dividing (A) the dollar amount of the Annual Award to be paid in Options, if any, by (B) (1) the Fair Market Value per share of the Common Stock on the date of grant of such Option divided by (2) two (2) (subject to adjustment as provided in Section 14) (an “Annual Option”), and (ii) such number of Restricted Stock Units as is determined by dividing (A) the dollar amount of the Annual Award to be paid in Restricted Stock Units, if any, by (B) the Fair Market Value per share of the Common Stock on the date of grant of such Restricted Stock Units (subject to adjustment as provided in Section 14) (an “Annual Restricted Stock Unit Award”). The Compensation Committee of the Board shall determine the allocation of each Annual Award among Options and/or Restricted Stock Units prior to the date of grant of such Annual Award; provided, however, that the total dollar value of each Annual Award shall equal $150,000. Members of the Board who are employees of the Company who

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subsequently retire from the Company and remain on the Board, to the extent that they are otherwise eligible, will receive after retirement from employment with the Company Annual Awards, including the pro-rata Annual Award pursuant to Section 12(b) below (which pro-ration will reflect the such Director’s partial year of service, as calculated by dividing the number of days from the date of such retirement through the first anniversary of the date of the preceding annual meeting, by three-hundred sixty-five (365)).

(b)            During the term of the Plan, a person who is initially elected or appointed to the Board other than on the date of an annual meeting and who is a Non-Employee Director at the time of such initial election or appointment automatically shall be granted a pro-rated Annual Award (which pro-ration will reflect the Non-Employee Director’s partial year of service, as calculated by dividing the number of days from the date of such initial election or appointment through the first anniversary of the date of the preceding annual meeting, by three-hundred sixty-five (365)) on the date of such initial election or appointment in the same form(s) as the Annual Awards were granted to continuing Non-Employee Directors on the date of the annual meeting preceding such Non-Employee Director’s initial election or appointment (and in the same proportion of Options to Restricted Stock Units, if such Annual Awards were granted in a combination of the two types of Awards). The Awards granted pursuant to this Section 12(b) shall also be considered “Annual Awards.”

(c)            The exercise price per share of the shares subject to each Annual Option granted to a Non-Employee Director shall equal one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(d)            Except as otherwise provided in this Section 12, Annual Restricted Stock Unit Awards granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 9. Annual Restricted Stock Unit Awards shall be subject to forfeiture to the Company upon the voluntary or involuntary termination of the Non-Employee Director’s service with the Company for any reason (including death or Disability). Except as provided in Sections 14 and 27, Annual Restricted Stock Unit Awards granted to Non-Employee Directors shall vest on the first to occur of (i) the first anniversary of the date of grant of the Restricted Stock Unit Award or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the Restricted Stock Unit Award, unless otherwise determined by the Administrator.

(e)            Except as otherwise provided in this Section 12, Annual Options granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 7. Except as provided in Sections 14 and 27, Annual Options granted to Non-Employee Directors shall vest and become exercisable on the first to occur of (i) the first anniversary of the date of grant of the Option or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the Option, unless otherwise determined by the Administrator. Subject to Sections 7(d)(ii), (iii) and (iv), the term of each Annual Option granted to a Non-Employee Director shall be ten (10) years from the date the Annual Option is granted.

13.          Non-Transferability of Awards.

(a)            No Award under the Plan may be sold, pledged, assigned hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)            During the lifetime of the Holder, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

XPERI - Supplement to Proxy Statement	B-13

14.          Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)            Subject to Section 14(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock (other than an Equity Restructuring) such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)            the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued, adjustments to the Award Limits, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii)            the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)            the grant or exercise price with respect to any Award.

(b)            Subject to Sections 14(d) and (e), in the event of any transaction or event described in Section 14(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i)            To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)            To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)            To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(v)            To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated.

(c)            Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company.

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(d)            In the event of a Change of Control, then each outstanding Award shall be assumed or an equivalent Award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or a Subsidiary of the successor corporation refuses to assume or substitute for each outstanding Award, the Holders shall fully vest in and have the right to exercise, if applicable, each outstanding Award as to all of the Shares covered thereby, including Shares as to which would not otherwise be vested and/or exercisable and/or payable. If an Award becomes fully vested and/or exercisable and/or payable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Holders that all outstanding Awards shall be fully vested and/or exercisable and/or payable for a period of at least fifteen (15) days prior to the closing of the Change of Control (or such other period as determined by the Administrator), and any Awards that are not exercised, if applicable, within such period shall terminate immediately prior to the Change of Control. For the purposes of this paragraph, an outstanding Award shall be considered assumed if, following the consummation of the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other securities property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or payment of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(e)            With respect to 162(m) Awards, no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Code Section 162(m)(4)(C) prior to its repeal unless the Administrator determines that the Award should not so qualify. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14(a) and 14(b):

 (i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 14(f) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

 (ii)            The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued under the Plan, adjustments to the Award Limits in Section 5(c), and adjustments of the manner in which shares subject to Full Value Awards will be counted).

15.          Time of Granting Options and Stock Purchase Rights. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

16.          Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

XPERI - Supplement to Proxy Statement	B-15

(b)            Stockholder Approval. Without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14, (a) increase the limits imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan or the individual Award Limits imposed in Section 5(c), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 24, (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 24, or (d) amend the Plan in any manner that requires stockholder approval under Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment alteration, suspension or termination of the Plan shall impair the rights of any Holder, including any amendment effected pursuant to this amendment and restatement of the Plan, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.          Conditions Upon Issuance of Shares.

(a)            Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)            Consideration. The Administrator shall determine the methods by which payments by any Holder with respect to Awards granted under the Plan shall be made, including, without limitation: (i) cash, (ii) check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (iv) with the consent of the Administrator, other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the payments required, (v) with the consent of the Administrator, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award, (vi) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Awards and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Award exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Award may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law.

(d)            Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award or any other taxable event related to an Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow

B-16	XPERI - Supplement to Proxy Statement

such Holder to satisfy such obligations by any payment means described in Section 17(c) hereof, including, without limitation, by allowing such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be so withheld or returned shall be limited to the number of shares which have a fair market value on the date of withholding or return no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Administrator, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such shares were acquired by the Holder from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such shares withheld or returned shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

18.            Loans. The Administrator may, in its discretion, extend one or more loans to Service Providers in connection with the exercise or receipt of an Award granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law. In the event that the Administrator determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other Applicable Law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

19.            Section 16. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

20.            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.            Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.            Stockholder Approval. This amended and restated Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is approved by the Board and the “Effective Date” of this amended and restated Plan shall be the date of such stockholder approval. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. If this amended and restated Plan is not approved by the Company’s stockholders, this amended and restated Plan shall not become effective and the Sixth Amended and Restated 2003 Equity Incentive Plan shall continue in full force and effect in accordance with its terms.

XPERI - Supplement to Proxy Statement	B-17

23.          Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)            (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (y) the Holder incurs a termination of service for cause; and

(b)            All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

24.          Prohibition on Repricing. Subject to Section 14, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 24, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

25.          Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

26.          Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

27.          Award Vesting Limitations. Subject to Section 14(d), Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and no Award Agreement shall reduce or

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eliminate the foregoing minimum vesting requirements; provided, however, that, (a) Awards granted to any one or more Service Providers that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3(a) as of the Effective Date may be granted to any one or more Service Providers without respect to such minimum vesting requirement, (b) an Award may provide that such minimum vesting restrictions may lapse or be waived upon a Holder’s death, disability or termination as a Service Provider or in connection with a Change of Control, and (c) for purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the grant date of the Award to the date of the next annual meeting of the Company’s stockholders.

XPERI CORPORATION

SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR IRISH PARTICIPANTS

1.            Application. This Sub-Plan for Irish Participants in the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the Republic of Ireland for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.            Data Protection. It shall be a term and condition of each Award granted under this Sub-Plan that the Participant agrees and consents to:

(a)            the collection, use and processing of his or her Personal Data (as defined below) by any member of the Company or any Parent or Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom Shares are to be sold on behalf of the Participant;

(b)            the Company and its Parents and Subsidiaries and the third party administrator of the Plan transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Awards and the acquisition of Shares pursuant to Awards;

(c)            the use of Personal Data by any such person for any such purposes; and

(d)            the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Section 2, “Personal Data” means Participant’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire Shares or other securities issued or transferred to such Participant pursuant to this Plan and any other personal information which could identify the Participant and is necessary for the administration of this Plan.

3.            Not a Contract of Employment. Notwithstanding any other provision of this Plan or any Award Agreement:

(a)            the Plan shall not form part of any contract of employment between the Company or any subsidiary and a Participant;

(b)            unless expressly so provided in his or her contract of employment, a Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to him, whether subject to any conditions or at all;

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(c)            the benefit to Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d)            the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights and if a Participant ceases to be employed by the Company or any Parent or Subsidiary, Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e)            the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights in respect of any pension scheme operated by the Company or any Parent or Subsidiary;

(f)            Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Shares, or any interest in Shares pursuant to an Award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); and

(g)            by accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to the provisions of this Section 3.

4.            Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Award shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The provisions of paragraph (b) below shall set out what will occur if the Company and/or its Parent or Subsidiary are required by applicable laws to make a deduction or withholding. Furthermore, the Participant shall agree to indemnify the Company and/or its Parent or Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

5.            Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of the Republic of Ireland apply.

XPERI CORPORATION

SEVENTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ROMANIAN PARTICIPANTS

1.            Application. This Sub-Plan for Romanian Participants in the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the Romania for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

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2.            Data Privacy Provisions. In consideration of the processing operations that shall be carried out as part of a Services Provider’s participation in this Plan, the Company hereby provides each Holder with certain data privacy related information:

(a)            Personal Data. “Personal Data” means any information referring to a natural person, identified or identifiable; an identifiable person is a that person who can be identified, directly or indirectly, particularly with reference to an identification number or to one or more factors specific to details of his physical, physiological, economical, cultural or social characteristics. To avoid any possible misunderstanding, it is agreed that the “Personal Data” referred to in this Plan are those mentioned below.

(b)            By signing an Award Agreement, a Holder agrees and fully consents with the procession of the personal data communicated to the Company herein, respectively:

(i)            Personal information (name, date of birth, gender, marital status, address, place of work, telephone number, mobile number, fax number, e-mail, family size, passport or visa information, age, language, skills, drivers license information, birth certificate);

(ii)            Background information (education, including schools attended, and dates of attendance, degrees or diplomas granted, training, work history, including names of employers, dates of employment, and compensation information);

(iii)            Compensation information (wages or salary, commissions, bonuses, stock option award and exercise information, employee stock purchase plan information, pensions);

(iv)            Signature; and

(v)            Bank account number.

(c)            By signing an Award Agreement, each Holder gives his or her explicit consent to the Company to process any such personal data, either directly or through third parties. Holders also provide explicit consent to the Company to transfer any personal data indicated above outside of the country in which they work or are employed, in so far this transfer is required in relation to the Holders’ participation to this Plan and for the purposes described below. The Company shall ensure that all personal data that is transmitted will be kept confidential and used only for legitimate Company purposes as described below.

(d)            The Company shall use the Holders’ personal data only in relation to the latter’s participation to this Plan and the granting of the Awards and managing thereof. Thus, the Company shall process the Holders’ data for the following main purposes:

(i)            verifying the general eligibility and the compliance with the necessary conditions in order to receive grants;

(ii)            administering and maintaining the Holder’s records;

(iii)            internal compensation and benefit planning;

(iv)            transmitting the personal data to third parties interested in purchasing the Company’s shares or the Company’s assets, to the Administrator, to the legal counsel to the Company, to the accountants for the Company and to any other person that the Company may find in its administration of this Plan to be appropriate.

(e)            (e) A Holder shall be fully liable for the accuracy of the information he or she provides to the Company.

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(f)            In connection with the processing carried out as part of their participation to this Plan, Holders have the following rights:

(i)            The right to be informed. Each Holder has been informed by reading the present notice about the identity of the Company, the purpose for which the data are processed by the Company, the existence of the rights provided by law for the protection of personal data, as well as the conditions of exercising, the categories of recipients to whom the personal data are disclosed.

(ii)            The right to have access to data. Each Holder has the right, upon a written, dated and signed request, to obtain from the Company the confirmation of the fact that the data related to the Holder are or are not processed by the Company. This request is to be accomplished for free in the limit of one request per year.

(iii)            The right of intervention. Each Holder has the right to request to the Company, upon a written, dated and signed request, the following:

(A)            the rectification, the up-dating, the blocking or the erasure of the incomplete, inexact data or of illegal processions;

(B)            the transformation of illegal personal data in anonymous data;

(C)            the notification of the third parties with regard to the operations provided at (A) and (B) above.

(iv)            The right of opposition. Each Holder has the right to oppose every moment, upon a written, dated and signed request, to the procession of his/her personal data, due to well-grounded and lawful reasons in connection to his/her particular situation;

(v)            The right of not being subject to an individual decision. The right to demand and receive:

(D)            the withdrawal or cancellation of a decision that produces juridical effects concerning the Holder, adopted exclusively on a personal data processing basis, carried out through automatic means, destined to evaluate some aspects of the Holder’s personality and/or professional competence, credibility, behavior or other such aspects;

(E)            re-evaluation of any decisions regarding the Holder, and which affects the Holder in a significant manner, if the decision was adopted exclusively on a basis of data processing that meets the conditions stated under letter (A) above.

(vi)            The right to refer to a court of law. Each Holder has the right to refer to a court of law in defense of any rights guaranteed by the law regarding the protection of personal data processions.

(g)            In undertaking the envisaged processing, the Company shall take all necessary measures to ensure the confidentiality of the Holder’s data and the security of the processing, in accordance with the legal provisions in force.

3.            Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of Romania without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Romania apply.

B-22	XPERI - Supplement to Proxy Statement